Exhibit 10.6

EXECUTION VERSION

GUARANTY

THIS GUARANTY (this “Guaranty”), dated as of June 30, 2009 (the “Date of Issuance”), made jointly and severally by Dexia SA, a Belgian corporation (“Dexia”), Dexia Crédit Local S.A., a French share company licensed as a bank under French law (“DCL”) (collectively, the “Guarantors”), in favor of Financial Security Assurance Inc., a New York stock insurance company (the “Beneficiary” or “FSA”).

W I T N E S S E T H:

WHEREAS, pursuant to a Purchase Agreement, dated as of November 14, 2008 (as amended, modified or otherwise supplemented from time to time, the “Purchase Agreement”), among Dexia Holdings, Inc., a Delaware corporation (“DHI”), DCL, and Assured Guaranty Ltd., a Bermuda company (“Buyer”), DHI has agreed to sell and transfer to Buyer all of the Shares owned by DHI of Financial Security Assurance Holdings Ltd., a New York corporation (“FSAH”);

WHEREAS, under the Purchase Agreement, the Guarantors agreed to certain indemnification obligations in relation to the Financial Products Business (as defined in the Purchase Agreement), on the terms and subject to the conditions described in the Purchase Agreement, and to guarantee certain obligations described in the Purchase Agreement in relation to the Financial Products Business (as defined in the Purchase Agreement);

WHEREAS, the Guarantors wish to issue this Guaranty in relation to certain liabilities agreed to be retained or assumed in connection with the Purchase Agreement;

WHEREAS, the Guarantors have duly authorized the execution, delivery and performance of this Guaranty; and

WHEREAS, the Guarantors wish to execute this Guaranty in order to facilitate the consummation of the Closing pursuant to the Purchase Agreement and to derive the direct and indirect benefits thereof;

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Guarantors agree, for the benefit of the Beneficiary and Buyer, as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1.  Certain Terms.  Capitalized terms used but not defined herein have the meaning provided to them under the Pledge and Administration Agreement.  The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Beneficiary” is defined in the preamble.

“Buyer” is defined in the first recital.

“Date of Issuance” is defined in the preamble.

“DCL” is defined in the preamble.

“Debtor Relief Laws” is defined in Section 2.3.

“Dexia” is defined in the preamble.

“Dexia Creditor Guarantee” means in relation to any obligation of an Obligor a direct guarantee of such obligation issued by one or more of the Guarantors in favor of the Obligation Creditor and in consideration of which the Obligation Creditor has fully and completely released FSA in writing from all of its obligations and liabilities under the related FSA Policy.

“DHI” is defined in the first recital.

“FSA” is defined in the preamble.

“FSAH” is defined in the first recital.

“FSA Policy” means any Retained FSA Policy (but excluding all Secondary Policies).

“Guarantors” is defined in the preamble.

“Guaranty” is defined in the preamble.

“Indemnifiable Tax” means any Tax, provided that if the Beneficiary’s jurisdiction of organization has changed since that existing on the Closing Date, the indemnity payment related to the relevant Tax shall not exceed the amount that would have been levied, imposed or assessed if such Beneficiary’s jurisdiction of organization was the same as it was on the Closing Date.

“Late Funding Rate” means a rate per annum equal to the sum of the Prime Lending Rate plus 2.00%.

“Obligation” means the obligation to make a payment required to be made by FSA under any FSA Policy, unless such obligation arises from an election or consent by FSA under such FSA Policy or related GIC Contract to cause such payment to be required to be made prior to the date on which it would otherwise have been required to be made under the terms of the FSA Policy.

“Obligation Creditor” means a holder or other creditor who is the beneficiary of an FSA Policy.

“Obligation Currency” is defined in Section 2.10.

“Obligors” means FSA Capital Management, FSA Capital Markets, FSAM and FSA Capital Markets Cayman.

“Other Taxes” is defined in clause (b) of Section 2.9.

“Pledge and Administration Agreement” means the Pledge and Administration Agreement, dated as of June 30, 2009 among DCL, Dexia Bank Belgium SA, Dexia, Financial Asset Management LLC, FSA Portfolio Asset Limited, FSA Capital Management Services LLC, FSA Capital Markets Services LLC, FSA Capital Markets Services (Caymans) Ltd, Dexia Financial Products Inc., The Bank of New York Mellon Trust Company, National Association, and FSA, as the same may from time to time be further amended, modified or supplemented.

“Policy Claim” means, with respect to any FSA Policy, a claim for payment of an Obligation under such FSA Policy.

“Prime Lending Rate” shall mean the rate that The Bank of New York Mellon announces from time to time as its prime lending rate.

“Process Agent” is defined in Section 4.7.

“Purchase Agreement” is defined in the first recital.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto, but excluding income taxes (or franchise or similar taxes imposed in lieu thereof)) that is imposed by any government or other taxing authority (a “Tax Authority”) in respect of any payment under this Guaranty.

ARTICLE II
GUARANTY PROVISIONS

SECTION 2.1.  Guaranty.

(a)   The Guarantors hereby absolutely, unconditionally and irrevocably guarantee, for the benefit of the Beneficiary, the prompt, punctual and complete payment to or on behalf of the Beneficiary, whether at stated maturity, by required prepayment, acceleration or otherwise, of each Obligation payable by the Beneficiary, whether for principal, interest, premiums, margin, indemnity obligations of the Beneficiary or otherwise, as determined in accordance with the terms of the relevant FSA Policy and other agreements giving rise to the related Obligation in existence on the date hereof, without regard to any amendments or modifications to the terms of such agreements occurring after the Date of Issuance to which the Guarantors have not given their prior written consent (unless the consent of the Beneficiary was not required for such amendments or modifications) plus interest at the Late Funding Rate on any such Obligation from the date on which payment is required by the Guarantors hereunder to the date of payment hereunder, whether before or after any judgment and including interest that accrues after the commencement by or against either Guarantor of any proceeding under any Debtor Relief Laws.  This Guaranty constitutes a guaranty of payment when due and not of collection, and the obligations of the Guarantors under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon any request or demand made upon, or notice given to the Guarantors (other than as set forth in Section 2.1(b) below), or the pursuit by the Beneficiary of any right, claim, demand or remedies they may have against any Obligor or any other Person under the agreements giving rise to any of the Obligations (whether pursuant to the terms thereof or otherwise).  Each and every default in any payment guaranteed hereby of any term, covenant or condition contained in the Obligations shall give rise to a separate cause of action hereunder by the Beneficiary and separate suits may be brought hereunder as each such cause of action arises.

(b)  No later than 10:00 a.m. New York time on the later of (i) one Business Day following receipt by the Guarantors of a notice of claim under an FSA Policy substantially in the form required for such notice of claim under the relevant FSA Policy and (ii) one Business Day prior to the date the related Obligation is due under the relevant FSA Policy, the Guarantors shall make payment by wire transfer of immediately available funds in the relevant Obligation Currency of the relevant Obligation, (A) if the payment is being made on or before the date specified in clause (ii) of this subsection (b), to the account of the Obligation Creditor of the applicable FSA Policy, as specified in the notice of claim and (B) in all other cases, to the following account of the Beneficiary, or to such other account as the Beneficiary may specify to the Guarantors from time to time by written notice delivered to each Guarantor’s address specified in the Pledge and Administration Agreement.

Bank:	The Bank of New York Mellon
One Wall Street
New York, NY 10286

Bank ABA:	021 000 018
or
Bank SWIFT #:	IRVTUS3N

Account Name:	Financial Security Assurance Inc.

Account # :	8900 297 263

Ref:	[Please include full details on the wire.]

Simultaneously with such payment, the Guarantors shall confirm such payment to the Beneficiary by a telecopy delivered to the Beneficiary at its address specified in the Pledge and Administration Agreement.  In the event that the Guarantors make a payment to the Beneficiary under the circumstances described in Section 2.1(b)(B), then (1) the Beneficiary shall give the Guarantors prompt notice of the Beneficiary’s payment of the related Policy Claim under the applicable FSA Policy and (2) if the Beneficiary has failed to pay such Policy Claim, then the Beneficiary shall promptly return to the Guarantors the payment made to it by the Guarantors unless the Beneficiary uses such payment to pay such Policy Claim.

SECTION 2.2.  Guaranty Absolute, etc.  This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Beneficiary have been indefeasibly and irrevocably paid in full, all obligations of the Guarantors hereunder have been indefeasibly and irrevocably paid in full and all FSA Policies have been terminated in accordance with their terms (or fully and completely terminated and all obligations of the Beneficiary thereunder have been released) and are not (and any amounts that may be required to be paid thereunder are not) subject to possible reinstatement.  The Guarantors guarantee that their payments to the Beneficiary hereunder shall be paid strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Beneficiary.

SECTION 2.3.  Reinstatement, etc.  The Guarantors agree that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) must be returned or restored by the Beneficiary, or by any Obligation Creditor of the applicable FSA Policy, to any Person other than the Beneficiary, Buyer or any subsidiary of Buyer, upon occurrence of a bankruptcy or other similar insolvency proceeding with respect to either Guarantor, any of the GIC Issuers or FSAM, or otherwise, as though such payment had not been made.  The obligations of the Guarantors hereunder shall be unaffected by whether recovery upon such obligations may be or hereafter becomes unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantors or the Obligors under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Belgium, France, the State of New York or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”).

SECTION 2.4.  Waivers of Defenses.

(a)   To the fullest extent permitted by applicable law, each of the Guarantors agrees not to assert, and hereby waives, for the benefit of the Beneficiary, all rights (whether by counterclaim, setoff, recoupment or otherwise) and defenses, whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Guarantors to avoid payment of their joint and several obligations under this Guaranty in accordance with the express provisions of this Guaranty, other than a defense based on prior payment or performance of the Obligations in full or prior payment in full by the Guarantors of the relevant Obligation hereunder or under a Dexia Creditor Guarantee.

(b)   Without limitation of the foregoing, each Guarantor hereby waives:

(i)            any defense arising by reason of any disability or other defense of any Obligor, the Beneficiary or any other guarantor;

(ii)           any defense based on sovereign immunity of the Guarantors or any Affiliate thereof;

(iii)          any lack of validity, legality or enforceability of the Obligations, any Material Agreement or any Retained FSA Policy;

(iv)          the failure of the Beneficiary (A) to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other guarantors) under any FSA Policy or otherwise, or (B) to exercise any right or remedy against any reinsurer, obligor or other guarantor of, or collateral securing, any obligations which are insured by an FSA Policy;

(v)           the failure of any person to pay to the Guarantors any fees payable to it in consideration for issuance of this Guaranty when due;

(vi)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Beneficiary, or any other extension, compromise or renewal of any Obligation of the Beneficiary;

(vii)         any reduction, limitation, impairment or termination of the Obligations of the Beneficiary, including any claim of waiver, release, surrender, alteration or compromise other than a release or reduction of the amounts payable in respect of the Obligations effected by FSA without the consent of the Guarantors at any time before a Dexia Event of Default has occurred;

(viii)        any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, nongenuineness, irregularity, repudiation, unenforceability of, or any other event or occurrence affecting, the Obligations of the Beneficiary or otherwise;

(ix)           any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by the Beneficiary securing any of the Obligations of the Beneficiary, other than a release of collateral in respect of the Obligations effected by the Beneficiary without the consent of the Guarantors at any time before a Dexia Event of Default has occurred;

(x)            any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Guarantors or the Beneficiary;

(xi)           any defense based on the occurrence or continuance of any Dexia Event of Default or event which, with the giving of notice or lapse of time, would become such a Dexia Event of Default;

(xii)          to the fullest extent permitted by law, any defense arising from fraud and/or fraud in the inducement and any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties; or

(xiii)         any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or any guarantor.

(c)   Each Guarantor expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations (without prejudice to Section 2.1(a) or 2.1(b)).

(d)   Notwithstanding the waivers set forth in this Section 2.4, the Guarantors reserve the right to assert, subsequent to making payment to the Beneficiary of the amount of the relevant Policy Claim, any claim they may have against any person in relation to such amount, including without limitation any claim against the Beneficiary for any failure of the Beneficiary to comply or cause the Administrator to comply with the requirements of Section 3.13 of the Pledge and Administration Agreement, and none of the foregoing waivers, except as set forth in Section 2.5, will prejudice any such claim the Guarantors may have, whether directly or as a subrogee, subsequent to making such payment to the Beneficiary.

SECTION 2.5.  Subordination; Subrogation, etc.

(a)   By making any claim for payment under this Guaranty, the Beneficiary shall be deemed to have agreed that, subject to and conditioned upon payment of any amount owed under this Guaranty by or on behalf of the Guarantors, and for so long as no Dexia Event of Default has occurred, (i) the Beneficiary shall assign to the Guarantors all rights to the payment of amounts to the extent of all payments made by the Guarantors and the Guarantors may exercise any right, power or the like of the Beneficiary with respect thereto; (ii) without the need for any further action on the part of the Guarantors, the Guarantors shall be fully subrogated to all of the rights to payment of the Beneficiary or in relation thereto to the extent that payments are made under this Guaranty by or on behalf of the Guarantors; and (iii) the Beneficiary shall cooperate in all respects with any reasonable request by the Guarantors (at the Guarantors’ expense) for action to preserve or enforce the Guarantors’ rights or interest in relation to the Obligations, including, without limitation, a request to institute proceedings for the collection of all amounts then payable under this Guaranty, enforce any judgment obtained and collect from any Obligor moneys adjudged due, and take any other reasonable and appropriate action to protect and enforce the rights and remedies of the Guarantors hereunder.

(b)   Unless the Subordinated Claims Payment Condition is satisfied, each Guarantor hereby subordinates the payment of all obligations and indebtedness of any Obligor owing to any Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Obligor to any Guarantor as subrogee of the Beneficiary or resulting from the Guarantor’s performance under this Guaranty or resulting from the Guarantor’s performance under any other Transaction Document.

(c)   Unless the Subordinated Claims Payment Condition is satisfied, the Guarantors shall not exercise any rights which any such Guarantor may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise.  Any amount paid to any Guarantor on account of any such subrogation rights, unless the Subordinated Claims Payment Condition is satisfied, shall be held in trust for the benefit of the Collateral Agent, and shall immediately be paid to the Collateral Agent and used to purchase Permitted Investments to be held by the Collateral Agent under the Pledge and Administration Agreement and applied to Senior Priority Payments.

(d)           Without prejudice to Section 2.5(a), Dexia will not have any claim against FSA as guarantor or insurer in the nature of subrogation or reimbursement under any Obligation or FSA Policy.

(e)           The provisions of this Section 2.5 shall be without prejudice to the rights of Dexia with respect to Dexia Reimbursement Payments under the Pledge and Administration Agreement.

SECTION 2.6.  Setoff.  Each Guarantor hereby irrevocably authorizes the Beneficiary, without the requirement that any notice be given to such Guarantor (such notice being expressly waived by such Guarantor), upon any failure by such Guarantor to make payment under this Guaranty, to set-off and appropriate and apply to the payment of the Obligations then due and payable, any and all balances, claims, credits, deposits (general or special, time or demand, provisional or final), accounts or money of such Guarantor then or thereafter maintained with the Beneficiary.  The Beneficiary agrees to notify the Guarantors after any such setoff and application made by the Beneficiary; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Beneficiary under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which the Beneficiary may have.

SECTION 2.7.  Obligations Independent.  The joint and several obligations of the Guarantors hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor (including, for the avoidance of doubt, the Beneficiary) and a separate action may be brought against the Guarantors to enforce this Guaranty whether or not the Obligors or any other person or entity is joined as a party.

SECTION 2.8.  Successors, Transferees and Assigns; Transfers of Obligations, etc.

(a)   Neither this Guaranty nor any interest or obligation in or under this Guaranty may be transferred (whether by way of security or otherwise) by the Beneficiary  without the consent of the Guarantors, not to be unreasonably withheld, other than pursuant to any consolidation, amalgamation, merger, transfer of all or substantially all its assets or liabilities, or any other type of corporate reorganization, where such successor or transferee succeeds in full to the Beneficiary’s obligations under the FSA Policies.

(b)   Neither this Guaranty nor any interest or obligation in or under this Guaranty may be transferred (whether by way of security or otherwise) by either Guarantor without the consent of FSA, not to be unreasonably withheld, other than pursuant to a consolidation, amalgamation, merger, transfer of all or substantially all its assets or liabilities, or any other type of corporate reorganization, where such successor or transferee succeeds in full to such Guarantor’s obligations hereunder; provided, that the prior written consent of FSA will be required if the Remedies Nonimpairment Condition is not satisfied.

(c)   This Guaranty and any interest or obligation in or under this Guaranty will be binding on any successor, transferee or assignee of any Guarantor in connection with any consolidation, amalgamation, merger, transfer of all or substantially all its assets or liabilities, or any other type of corporate reorganization of such Guarantor.

(d)   Any purported transfer that is not in compliance with this Section will be void ab initio.

SECTION 2.9.  Payments Free and Clear of Taxes. etc.

(a)   The Guarantors hereby agree that all payments under this Guaranty will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect.  If the Guarantors are so required to deduct or withhold, then the Guarantors will:

(1)           promptly notify the Beneficiary of such requirement;

(2)           pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by the Guarantors to the Beneficiary under this Section 2.9) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the Beneficiary;

(3)           promptly forward to the Beneficiary an official receipt (or a certified copy), or other documentation reasonably acceptable to the Beneficiary, evidencing such payment to such authorities; and

(4)           if such Tax is an Indemnifiable Tax, pay to the Beneficiary, in addition to the payment to which the Beneficiary is otherwise entitled under this Guaranty, such additional amount as is necessary to ensure that the net amount actually received by the Beneficiary (free and clear of Indemnifiable Taxes, whether assessed against the Guarantors or the Beneficiary) will equal the full amount the Beneficiary would have received had no such deduction or withholding been required.  However, the Guarantors will not be required to pay any additional amount to the Beneficiary to the extent that it would not be required to be paid but for the failure by the Beneficiary upon reasonable demand by the Guarantor, to provide any form or document that may be required or reasonably requested in writing in order to allow the Guarantors to make a payment under this Guaranty without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification.

(b)         Any and all present and future stamp, registration, documentation, or other similar taxes (“Other Taxes”) imposed on the Closing Date in connection with the execution of this Guaranty shall be borne equally by the Guarantors and the Beneficiary.  In the case of any Other Taxes imposed with respect to this Guaranty, all Other Taxes shall be borne by the Guarantor.

(c)          The Guarantors shall indemnify the Beneficiary for any Indemnifiable Taxes and Other Taxes (subject to the first sentence of clause (b) above) levied, imposed or assessed on (and whether or not paid directly by) the Beneficiary.  Promptly upon having knowledge that any such Indemnifiable Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by the Beneficiary, the Guarantors shall pay such Indemnifiable Taxes or Other Taxes directly to the relevant authorities.  In addition, the Guarantors shall indemnify the Beneficiary for any incremental Taxes that may become payable by the Beneficiary as a result of any failure of the Guarantors to pay any Taxes when due to the appropriate authorities, other than any incremental Taxes resulting from the failure by the Beneficiary to provide prompt notice to the Guarantors of Taxes imposed upon the Beneficiary, provided that if the Beneficiary fails to give notice to Guarantors of the imposition of any Indemnifiable Taxes or Other Taxes within thirty (30) days following its receipt of actual written notice of the imposition of such Indemnifiable Taxes or Other Taxes, there will be no obligation for Guarantors to pay interest or penalties attributable to the period beginning after such thirtieth day and ending seven (7) days after Guarantors receives notice from the Beneficiary.  With respect to indemnification for Indemnifiable Taxes and Other Taxes actually paid by the Beneficiary or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within thirty (30) days after the date the Beneficiary makes written demand therefor.  The Guarantors acknowledge that any payment made to the Beneficiary or to any relevant authorities in respect of the indemnification obligations of the Guarantors provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

(d)         Without prejudice to the survival of any other agreement of the Guarantors hereunder, the agreements and obligations of the Guarantors contained in this Section 2.9 shall survive the payment in full of the Obligations and termination of the related FSA Policies.

SECTION 2.10.  Currency Indemnity.  Each reference in this Guaranty or any Obligation or related FSA Policy to the currency of any Obligation (the “Obligation Currency”) is of the essence.  The obligation of the Guarantors in respect of any amount due under this Guaranty shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Obligation Currency that the Person entitled to receive that payment may, in accordance with normal banking procedures, purchase with the sum paid in the other currency (after any premium and costs of exchange) on the second Business Day immediately following the day on which that Person receives that payment.  If the amount in the Obligation Currency that may be so purchased for any reason falls short of the amount originally due, the Guarantors shall pay such additional amount, in the Obligation Currency, as is necessary to compensate for the shortfall.  Any obligation of the Guarantors not discharged by that payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and until discharged as provided herein, shall continue in full force and effect.

SECTION 2.11.  Independent Reimbursement Guarantee.  This Guaranty is intended as a guarantee, enforceable by and for the benefit of the Beneficiary, of the Obligations payable by the Beneficiary.  In the event that the obligations of the Guarantors hereunder shall be characterized or construed as other than a guarantee for any reason or if the guarantee of the Obligations shall not be enforceable by the Beneficiary for any reason, this Guaranty shall be considered as a separate and independent guarantee of the obligations of the Obligor to reimburse to the Beneficiary the amount of any Obligations that have been paid by the Beneficiary under the relevant FSA Policy, whether such payment obligations of the Obligor to the Beneficiary arise by right of subrogation, assignment of rights of the Obligation Creditor, contract of the Beneficiary with the Obligor or otherwise.  Each of the terms, conditions, waivers and acknowledgments set forth herein shall also apply to such independent reimbursement guarantee.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

SECTION 3.1.  Representations and Warranties.  Each of the Guarantors hereby represents and warrants unto the Beneficiary as set forth below.

(a)          It is duly organized and validly existing under the laws of the jurisdiction of its organization, and is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals necessary for the performance of its obligations under this Guaranty and any other Transaction Document to which it is a party;

(b)         It has all necessary power and authority to conduct its business as currently conducted and as proposed to be conducted, to execute, deliver and perform its obligations under this Guaranty and any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby and to perform all its obligations hereunder and thereunder;

(c)          Neither the execution and delivery by it of this Guaranty and any other Transaction Document to which it is a party, the consummation of the transactions contemplated hereby or thereby nor the satisfaction of the terms and conditions of this Agreement and any other Transaction Document to which it is a party,

(A)                              conflicts with or results in any breach or violation of any provision of its Organizational Documents or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to it or any of its properties, including regulations issued by a Governmental Authority having supervisory powers over it; or

(B)                                constitutes a material default by it under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which it is a party or by which it or any of its properties is or may be bound or affected;

(d)         The execution, delivery and performance of this Guaranty and any other Transaction Document to which it is a party have been duly authorized by it and do not require any additional approvals or consents or other action by or any notice to or filing with any Person, including any Governmental Authority;

(e)          This Guaranty and any other Transaction Document to which it is a party, when executed and delivered by it, will constitute the legal, valid and binding obligation of it, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally;

(f)            No Dexia Event of Default has occurred and no such event or circumstance would occur as a result of its entering into this Guaranty;

(g)         There is not pending or, to its knowledge, threatened against it or any of its affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Guaranty or its ability to perform its obligations under this Guaranty; and

(h)         No Guarantor is the subject of any voluntary or involuntary bankruptcy or insolvency proceeding, and each Guarantor is solvent and will not be rendered insolvent by the transactions contemplated by the Transaction Documents and/or the Purchase Agreement.

ARTICLE IV
MISCELLANEOUS PROVISIONS

SECTION 4.1.  Transaction Agreement.  This Guaranty is a “Transaction Agreement” executed pursuant to the Purchase Agreement and is also a Transaction Document.

SECTION 4.2.  Expenses.  The Guarantors shall pay on demand any and all costs and expenses (including reasonable attorneys’ fees and expenses) in any way relating to the enforcement of the Beneficiary’s rights under this Guaranty, subject to and in accordance with the terms of the Dexia GIC Indemnity.  Without prejudice to the survival of any other agreement of the Guarantors hereunder, the obligations of the Guarantors under this Section shall survive the payment in full of the Obligations and termination of this Guaranty.

SECTION 4.3.  Binding on Successors, Transferees and Assigns; Assignment of Guaranty.  In addition to, and not in limitation of, Section 2.8, this Guaranty shall be binding upon the Guarantors and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by the Beneficiary and its successors and permitted assigns (to the full extent provided pursuant to Section 2.8).

SECTION 4.4.  Amendment and Waiver.  No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the Beneficiary, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  For the avoidance of doubt, any purported amendment of this Guaranty without the prior written consent of the Beneficiary shall be void ab initio.

SECTION 4.5.  Notices.  Unless expressly provided otherwise herein, all notices, requests, demands and other communications required or permitted under this Guaranty shall be provided in accordance with the notice provisions of the Pledge and Administration Agreement.

SECTION 4.6.  No Waiver; Remedies.  In addition to, and not in limitation of, Section 2.2, Section 2.5 and Section 2.4, no failure on the part of the Beneficiary or the Guarantors to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.7.  Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK AND THE MANDATORY CHOICE OF LAW RULES CONTAINED IN THE UCC.  Each of the Guarantors hereby irrevocably submits to the exclusive jurisdiction of any U.S. federal or state court in the City of New York for the purpose of any suit, action, proceeding or judgment arising out of or relating to this Guaranty.  Each of the Guarantors hereby consents to the laying of venue in any such suit, action or proceeding in New York County, New York, and hereby irrevocably waives any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and agrees not to plead or claim the same.  Notwithstanding the foregoing, nothing contained in this Guaranty shall limit or affect the rights of the Beneficiary to exercise remedies under this Guaranty or any of the other Transaction Documents, or to enforce any judgment with respect thereto, in any jurisdiction or venue.  Any process in any such action shall be duly served if mailed by registered mail, postage prepaid.  Each of Dexia and DCL hereby appoints HF Services LLC (the “Process Agent”), with an office on the date hereof at 445 Park Avenue, 5th Floor, New York, New York 10022 United States, as their agent to receive, on behalf of each such party and its property, service of copies of the summons and complaint and any other process which may be served in any such action or proceeding.  Such service may be made by mailing or delivering a copy of such process to Dexia and DCL in care of the Process Agent at the Process Agent’s above address, and each of Dexia and DCL hereby authorizes and directs the Process Agent to accept such service on its behalf.  Dexia and DCL may appoint a replacement Process Agent with an office in the State of New York by notice to FSA.

SECTION 4.8.  Waiver of Jury Trial.  EACH OF DCL AND DEXIA HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH OF DCL AND DEXIA ACKNOWLEDGES AND

AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION.

SECTION 4.9.  Sovereign Immunity. To the extent that Dexia, DCL or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Guaranty, Dexia and DCL hereby irrevocably and unconditionally waive, and agree not to plead or claim, to the fullest extent permitted by applicable law, any such immunity and consent to such relief and enforcement.

SECTION 4.10.  Severability.  The provisions of this Guaranty shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof unless such invalidity or unenforceability, after taking into account the mitigation contemplated by the next sentence, deprives a party of a material benefit contemplated by this Guaranty.  If any provision of this Guaranty, or the application thereof to any Person or any circumstance, is invalid or unenforceable: (a) a suitable and equitable provision shall be substituted therefor in order to carry out, as far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Guaranty and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 4.11.  Section Headings.  The section and paragraph headings contained in this Guaranty are for reference purposes only and shall not in any way affect the meaning or interpretation of this Guaranty.

SECTION 4.12.  Counterparts.  This Guaranty and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which together shall be considered one and the same instrument.

SECTION 4.13.  No Other Beneficiaries. Nothing in this Guaranty shall confer any right, remedy or claim, express or implied, upon any person other than the Beneficiary hereof, including without limitation any Obligation Creditor, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the Beneficiary its successors and permitted assigns.

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EXECUTION VERSION

IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered by their respective officer thereunto duly authorized as of the date first above written.

DEXIA SA

By:
Title:

Address:	Place Rogier 11
B-1210 Brussels
Belgium

Attention: Secretary General

Telephone: +32-2-213.57.42 or +32-2-213.50.43
Fax: +32-2-213.58.90

DEXIA CRÉDIT LOCAL S.A.

By:
Title:

Address:	1, Passerelle des Reflets
Tour Dexia La Défense 2
TSA 12203
92919 La Défense Cedex
France

Attention: Secretary General

Fax: +33 1 58 58 69 90